Exhibit 23.2

ERNST & YOUNG

Ernst & Young LLP Phone: 604-891-8200
Chartered Accountants Fax: 604-643-5422
700 West Georgia Street
P.O. Box 10101
Vancouver, B.C. V7Y 1C7

November 8, 2005

United States Securities and Exchange Commission

Washington, DC 20549

USA

Dear Sirs:

Re: Neoview Holdings Inc.

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated June 30, 2005, in the Registration Statement (Form SB-2: File No. 333-122557) and related Prospectus of Neoview Holdings Inc. for the registration of 2,000,000 shares of its common stock.

Yours truly,

"ERNST & YOUNG LLP"

CHARTERED ACCOUNTANTS

A Member of Ernst & Young Global